UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

ORPHAN MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24760	41-1784594
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

13911 Ridgedale Drive, Suite 250, Minnetonka, MN		55305
(Address of principal executive offices)		(Zip Code)

(952) 513-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 18, 2005, Orphan Medical, Inc.(the “Company”) entered into an Agreement and Plan of Merger with Jazz Pharmaceuticals, Inc., a Delaware corporation, and Twist Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Jazz Pharmaceuticals, Inc.  Under the merger agreement, Jazz Pharmaceuticals would acquire the Company for $10.75 in cash per share of common stock of the Company.

The Company’s outstanding shares of preferred stock, consistent with the rights and preferences of the holders of such stock as set forth in the Company’s certificate of incorporation, also will be converted into the right to receive cash in the merger.  Each outstanding share of Senior Convertible Preferred Stock will be converted into the right to receive $1,320.6386 in cash, together with accrued but unpaid dividends, and each outstanding share of Series B Convertible Preferred Stock will be converted into the right to receive $1,653.8462 in cash, together with accrued but unpaid dividends.

Each outstanding option and warrant to purchase shares of the Company’s common and/or preferred stock, to the extent vested as of the effective time of the merger, will also be cancelled in exchange for a cash payment equal to the difference between $10.75 and the exercise price per share of common or preferred stock subject to such option or warrant.

Pursuant to the merger agreement, Jazz Pharmaceutical’s obligation to acquire the Company is conditioned upon, among other things, the receipt of the portion of the merger consideration being financed by Jazz Pharmaceuticals, the receipt of regulatory approvals and approval by the Company’s stockholders.  A copy of the merger agreement is filed as Exhibit 2.1 to, and incorporated by reference in, this report.  A copy of the joint press release announcing the transaction is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

On April 18, 2005, the Company, Jazz Pharmaceuticals, Inc. and Twist Merger Sub, Inc. also entered into a Voting Agreement with the following current stockholders of the Company:  Alta BioPharma Partners II, L.P., Alta Embarcadero BioPharma Partners II, LLC, John Howell Bullion, OrbiMed Advisors LLC and UBS Capital II LLC (the “Principal Stockholders”), whereby the Principal Stockholders agreed to vote in favor of the merger with Jazz Pharmaceuticals and against approval of any proposal made in opposition to, or in competition with, such merger transaction.  A copy of the voting agreement is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 7.01.                                          Regulation FD Disclosure.

On April 19, 2005, the Company hosted a conference call discussing the merger transaction.  Furnished herewith as Exhibit 99.2 and incorporated by reference herein is a copy of the transcript of the conference call.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 18, 2004, by and among the Company, Jazz Pharmaceuticals, Inc. and Twist Merger Sub, Inc.

10.1	Voting Agreement, dated as of April 18, 2005, by and among the Company, Jazz Pharmaceuticals, Inc., Twist Merger Sub, Inc.

99.1	Joint Press Release, dated April 19, 2004, issued by the Company and Jazz Pharmaceuticals, Inc.

99.2	Transcript of conference call of the Company held on April 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  April 20, 2005

ORPHAN MEDICAL, INC.

By:	/s/ Timothy G. McGrath
Name: Timothy G. McGrath
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 18, 2004, by and among the Company, Jazz Pharmaceuticals, Inc. and Twist Merger Sub, Inc.

10.1	Voting Agreement, dated as of April 18, 2005, by and among the Company, Jazz Pharmaceuticals, Inc., Twist Merger Sub, Inc.

99.1	Joint Press Release, dated April 19, 2004, issued by the Company and Jazz Pharmaceuticals, Inc.

99.2	Transcript of conference call of the Company held on April 19, 2005.